UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)

On March 19, 2013, Ixia (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Form 12b-25 Notification of Late Filing (the “Form 12b-25”) indicating that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Form 10-K”) could not be timely filed. As indicated in the Form 12b-25, the Company decided that it needed to correct an error related to the manner in which it recognizes revenues for its warranty and software maintenance contracts and therefore required additional time to evaluate the impact of the correction on (i) its financial results for the year ended December 31, 2012 and for the prior reporting periods that will be included in the Form 10-K and (ii) its internal control over financial reporting.

On April 3, 2013, following such evaluation and the identification of an additional error in the Company’s revenue recognition practices that requires correction, the Company’s management recommended to the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) that the Company restate certain previously issued financial statements as described below in this Item 4.02. Based on management’s recommendation and upon a review and analysis of management’s assessment, the Audit Committee concurred with management’s recommendation and concluded that the Company should restate its consolidated financial statements for (i) the fiscal years ended December 31, 2011 and 2010, (ii) the fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011, and (iii) the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (collectively, the “Restated Periods”). Therefore, the Company’s previously issued financial statements for the Restated Periods should no longer be relied upon. The Company intends to restate its financial statements for the Restated Periods in the 2012 Form 10-K, which the Company currently expects to file with the Commission on or before April 5, 2013. The Company was not able to file the 2012 Form 10-K with the Commission within the extended filing period, which ended on April 2, 2013.

The errors that require the restatement of our previously issued financial statements relate to the manner in which the Company recognizes revenues related to its warranty and software maintenance contracts, including a previous implied warranty and software maintenance arrangement with one of the Company’s customers. Specifically, the Company has identified the following errors in, and has required corrections to, its previously issued financial statements for the Restated Periods:

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Accounting Practice Error - The Company’s historical practice was to begin recognizing revenues relating to the Company’s warranty and software maintenance contracts commencing on the first day of the calendar month following the effective date of the contract, as though the warranty period commenced on the first day of such month and extended for its full duration thereafter (e.g., 12 calendar months). The Company has determined that it was instead required to begin recognizing such revenues on the effective date of each such contract. In addition, when customers entered into warranty and software maintenance contracts after the start of the applicable warranty periods, the Company recognized revenues ratably over the remaining term of the warranty period commencing on the first day of the calendar month following the effective date of the contract. The Company has determined that it was instead required to recognize when invoiced the revenues allocable to that portion of the warranty period preceding the evidence of arrangement date (i.e., “back maintenance fees”) and to recognize the remaining revenues ratably over the remainder of the warranty contract period.

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Implied Arrangement Error - The Company historically continued to defer certain revenues related to a previous implied warranty and software maintenance arrangement with one of its customers (despite the customer’s entering into an extended warranty and software maintenance contract) until the Company could establish a pattern that it was able to enforce its warranty and software maintenance contracts with the customer as evidenced by, among other items, (i) the consistent receipt of extended renewal orders from the specific customer for warranty and software maintenance services and (ii) senior management’s assertion that warranty and software maintenance services would not be provided to the customer if existing contracts were canceled or were not renewed. The Company has determined that it was required to cease to defer revenues related to the implied warranty and software maintenance arrangement upon the receipt from the customer of the first substantive contract for extended warranty and software maintenance services, and will recognize the applicable previously deferred revenues balance related to the implied arrangement, provided all other revenue recognition criteria have been met.

The changes in the Company’s revenue recognition practices will generally result in a shift of revenues between accounting periods in our previously issued financial statements, and will not have any impact on the total revenues recognized over the life of a warranty and software maintenance contract or arrangement, although the timing of the recognition of such revenues will generally commence earlier and end earlier than was reflected in our previously issued financial statements for the Restated Periods.

Management has concluded and the Company expects to disclose in its 2012 Form 10-K that the Company did not maintain effective disclosure controls and procedures and internal control over financial reporting as of December 31, 2012 because of the identified material weaknesses related to the accuracy with which the Company had historically recognized revenues related to its warranty and software maintenance contracts and arrangements. Specifically, the Company did not design a control to compute and assess the significance of the difference between its revenue recognition practices related to the Company’s warranty and software maintenance contracts and the revenues that would have been recognized using the appropriate accounting principles generally accepted in the United States of America. The Company also did not design a control to review changes to its previous implied warranty and software maintenance arrangement with one of its customers to properly determine the impact of revenue recognition when the implied arrangement ceased to exist.

Management and the Audit Committee have discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Item 4.02(a).

Item 7.01	Regulation FD Disclosure

As reported above in Item 4.02 of this Current Report on Form 8-K, the Company is restating previously issued financial statements to correct for an “accounting practice error” and an “implied arrangement error” in its revenue recognition practices.

At this time, the Company does not believe that correcting for the “accounting practice error” in the Company’s revenue recognition practices will have a material impact on the Company’s expected revenues either for fiscal 2013 or for the first quarter of 2013.

At this time, the Company estimates that correcting for the “implied arrangement error” in the Company’s revenue recognition practices will move to prior years the recognition of approximately $4.15 million of a $4.9 million amount that the Company had previously expected to include in the first quarter of 2013.

As disclosed in Item 4.02, the Company historically deferred certain revenues related to a previous implied warranty and software maintenance arrangement with one of its customers (despite the customer’s entering into an extended warranty and software maintenance contract). Prior to identifying the error in its practice of accounting for the implied arrangement, in the first quarter of 2013 the Company had intended to recognize (i) $4.4 million of deferred revenues associated with the implied arrangement with the customer and (ii) $500,000 for amortization related to warranty and software maintenance contract payments from the customer. Instead of recognizing this $4.9 million as previously expected, as a result of correcting the error in our accounting for the implied arrangement, the Company now expects to recognize approximately $750,000 (rather than $500,000) in the first quarter of 2013 for the amortization of warranty and software maintenance contract revenues. The $4.4 million of deferred revenues related to the implied arrangement will now be recognized in prior years. Thus, as noted above, total revenues for the first quarter of fiscal 2013 will not include approximately $4.15 million (i.e., the expected amount of approximately $4.9 million less the actual amount of approximately $750,000) that the Company had expected to be included in such revenues. For 2013 quarters after the first quarter of fiscal 2013, the correction in accounting for implied arrangements will have no impact on revenues the Company previously expected to recognize.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

FORWARD-LOOKING STATEMENTS

Certain statements made in this Current Report on Form 8-K are forward-looking statements, including, without limitation, statements regarding the expected impact of the restatement on the Company’s previously issued financial statements, the manner in which the Company will effect the restatement in its filings with the SEC, the anticipated timing of the filing of the Company’s 2012 Form 10-K with the SEC and the expected effect of the correction of the errors in the Company’s accounting practices on the Company’s revenues in 2013. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include risks that the completion and filing of the 2012 Form 10-K will take longer than anticipated; that prior to the completion of the restatement and the filing of the 2012 Form 10-K the Company will identify additional errors in accounting practices and/or additional material weaknesses in its internal control over financial reporting; and that there will be ramifications relating to the Company’s inability to timely file the 2012 Form 10-K and its determination to restate certain prior period financial statements. Factors that may cause future results to differ materially from our current expectations also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other filings with the SEC. There can be no assurance that the final impact of the restatement and the effect of the changes in our accounting practices on our 2013 revenues will not differ materially from our expectations as described herein or that any other information set forth herein regarding the restatement will not change materially before we complete the filing of our restated consolidated financial statements for the Restated Periods. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: April 3, 2013	By:	/s/ Thomas B. Miller
Thomas B. Miller
Chief Financial Officer

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